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                                                                  EXHIBIT (23)-8

                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED

January 27, 1997

First Energy Corp.

Dear Sirs:

     We hereby consent to all references of our firm name in or made part of the Registration Statement on Form S-4 of First Energy Corp. ("First Energy"). In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        MORGAN STANLEY & CO. INCORPORATED

                                        By: /s/ R. Bradford Evans